Exhibit 99.1

LifeMD Reports Fourth Quarter and Full Year 2025 Results

●	Full year 2025 revenue grew 25% to $194.1 million; adjusted EBITDA rose 309% to $15.3 million.

●	Fourth quarter revenue increased 4% to $46.9 million; adjusted EBITDA rose 348% to $4.8 million.

●	Successfully launched oral Wegovy subsequent to year end, with over 80% of new weight management patients initiating branded therapy and Q1 sign-ups at record levels.

●	Exited 2025 with $36.8 million of cash and no debt, positioning LifeMD for accelerated investments in growth.

●	Benefits infrastructure on track to cover approximately 220 million Americans in second quarter; women’s health offering seeing strong early patient growth.

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, March 9, 2026 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care services, today reported financial results for the fourth quarter and year ended December 31, 2025.

Management Commentary

“LifeMD delivered strong fourth quarter results across all business lines and is entering its next phase of growth,” said Justin Schreiber, Chairman and CEO of LifeMD. “Our strategy of building a trusted and sustainable platform for virtual healthcare delivery is gaining momentum. Our weight management business is seeing record patient sign-ups in the first quarter at attractive acquisition costs. More than 100 million Americans are clinically eligible for GLP-1 therapy, yet only a fraction are currently being treated—a generational opportunity. Subsequent to year end, we launched oral Wegovy to help patients overcome real barriers around cost, access, and ongoing clinical support. With multiple catalysts ahead—including Medicare coverage for GLP-1 medications, expanded collaborations with GLP-1 manufacturers, and an infrastructure that supports both self-pay and insurance—LifeMD is uniquely positioned for long-term leadership in this transformative market.

“Beyond weight management, our highly differentiated specialty offerings continue to scale. Rex MD, our men’s health brand, delivered strong, profitable growth and recently launched oral Wegovy. Our women’s health business, focused on menopause, hormonal, and bone health, is seeing encouraging early patient growth and represents a deeply underserved population we are uniquely equipped to help. Underpinning all of this is a virtual care infrastructure that we believe sets LifeMD apart and positions the Company for success in the years to come: a 50-state medical benefits infrastructure expected to cover 220 million Americans by end of the second quarter, a highly specialized affiliated provider group, and a national affiliated pharmacy operation. This foundation, combined with unique and growing collaborations with some of the largest healthcare and pharmaceutical brands in the world, uniquely positions LifeMD to capture significant growth in 2026 and the years ahead,” concluded Mr. Schreiber.

“In our first quarter as a pure-play telehealth business, LifeMD delivered solid results with 4% revenue growth and a 348% increase in adjusted EBITDA. Our balance sheet has never been stronger—we exited the year with nearly $37 million in cash and no debt. This financial strength is a key asset as we invest aggressively in the expansion of our rapidly growing and diversifying platform. Our 2026 guidance reflects these investments, with annualized run-rate revenue expected to exceed $250 million and annualized adjusted EBITDA expected to exceed $25 million by the fourth quarter of 2026,” said Marc Benathen, LifeMD’s Chief Financial Officer.

Fourth Quarter Financial Highlights

All comparisons are with the fourth quarter of 2024. Non-GAAP financial measures referenced below are defined and reconciled to GAAP financial measures at the end of this press release.

●	Total revenue increased 4% to $46.9 million.

●	The number of active telehealth subscribers increased 16% to approximately 323,000 at quarter end.

●	Gross margin expanded to 87%, up from 81% in the prior-year period, reflecting favorable revenue mix.

●	GAAP net loss from continuing operations attributable to LifeMD, Inc. common stockholders was $1.9 million or $0.04 per share compared to a net loss from continuing operations attributable to LifeMD, Inc. common stockholders of $6.8 million or ($0.16) per share in the prior-year period.

●	Including income from discontinued operations related to the sale of WorkSimpli, net income totaled $19.2 million, or $0.41 per share.

●	Adjusted EBITDA was $4.8 million compared to $1.1 million in the prior-year period.

●	Cash totaled $36.8 million as of December 31, 2025 and the Company had no debt as of year-end 2025.

Fourth Quarter Key Performance Metrics

($ in 000s)	Three Months Ended Dec. 31,		Y-o-Y	Twelve Months Ended Dec. 31,		Y-o-Y
Key Performance Metrics	2025	2024	% Growth	2025	2024	% Growth
Revenue
Revenue	$46,868	$45,137	4%	$194,055	$154,824	25%

Adjusted EBITDA	$4,759	$1,062	348%	$15,254	$3,726	309%

Active Subscribers	322,872	277,739	16%	322,872	277,739	16%

Financial Guidance

For the first quarter of 2026, the Company expects:

●	Revenue in the range of $48 million to $49 million.

●	Adjusted EBITDA loss of $4 million to $5 million, reflecting strategic front-loaded patient acquisition investment spend as the number of GLP-1 patient sign-ups doubled versus Q4 2025.

●	Adjusted EBITDA expected to return to profitability in Q2 as customer acquisition costs decline sequentially and the substantial rise in patient volumes becomes accretive for the balance of 2026.

For the full year 2026, the Company expects:

●	Revenue in the range of $220 million to $230 million, representing 13% to 19% year-over-year growth. Annualized run-rate revenue expected to exceed $250 million by Q4 2026, driven by GLP-1 and women’s health momentum.

●	Adjusted EBITDA in the range of $12 million to $17 million. Annualized run-rate adjusted EBITDA expected to exceed $25 million by Q4 2026, with substantial second-half accretion as weight management and women’s health investments mature.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	800-343-5172
International dial-in number:	203-518-9856
Conference ID:	LIFEMD

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing and Product Officer

press@lifemd.com

Tables to Follow

++++++

LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS

Current Assets
Cash	$36,786,318	$32,651,801
Accounts receivable	9,305,277	10,455,813
Product deposit	320,217	40,763
Inventory, net	2,773,576	2,797,358
Other current assets	2,646,077	3,003,539
Current assets of discontinued operations	-	3,420,086
Total Current Assets	51,831,465	52,369,360

Non-current Assets
Equipment, net	2,444,717	1,439,573
Right of use assets, net	5,267,857	6,228,559
Capitalized software, net	10,604,946	9,305,919
Intangible assets, net	262,334	53,336
Non-current assets of discontinued operations	-	6,699,550
Total Non-current Assets	18,579,854	23,726,937

Total Assets	$70,411,319	$76,096,297

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$14,149,154	$10,904,671
Accrued expenses	15,974,016	21,756,619
Current operating lease liabilities	642,422	320,082
Current portion of convertible long-term debt	-	8,444,444
Deferred revenue	10,807,773	17,097,854
Current liabilities of discontinued operations	-	8,876,498
Total Current Liabilities	41,573,365	67,400,168

Long-term Liabilities
Convertible long-term debt, net	-	9,885,057
Non-current operating lease liabilities	5,681,374	6,279,004
Non-current liabilities of discontinued operations	-	86,188
Total Liabilities	47,254,739	83,650,417

Commitments and Contingencies
Stockholders’ Equity (Deficit)
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding as of December 31, 2025 and 2024	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 46,760,016 and 42,293,907 shares issued, 46,656,976 and 42,190,867 outstanding as of December 31, 2025 and 2024, respectively	467,600	422,939
Additional paid-in capital	251,455,616	230,508,339
Accumulated deficit	(228,603,075)	(239,850,931)
Treasury stock, 103,040 shares, at cost, as of December 31, 2025 and 2024	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Equity (Deficit)	23,156,580	(9,083,214)
Non-controlling interest of discontinued operations	-	1,529,094
Total Stockholders’ Equity (Deficit)	23,156,580	(7,554,120)
Total Liabilities and Stockholders’ Equity (Deficit)	$70,411,319	$76,096,297

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Telehealth revenue, net	$46,868,484	$45,137,021	$194,055,198	$154,824,075
Cost of telehealth revenue	6,025,408	8,391,484	27,714,808	21,440,799
Gross profit	40,843,076	36,745,537	166,340,390	133,383,276

Expenses
Selling and marketing expenses	19,086,443	17,819,834	86,074,473	70,102,961
General and administrative expenses	15,541,255	16,603,620	57,937,023	57,947,932
Customer service expenses	2,493,087	2,831,985	11,579,636	10,217,654
Other operating expenses	3,000,591	2,663,872	11,073,155	8,659,712
Development costs	1,819,418	1,670,906	7,345,797	6,857,005
Total expenses	41,940,794	41,590,217	174,010,084	153,785,264

Operating loss from continuing operations	(1,097,718)	(4,844,680)	(7,669,694)	(20,401,988)

Other expenses
Interest expense, net	24,079	(610,954)	(1,360,967)	(2,175,405)
Loss on debt extinguishment	-	-	(1,155,851)	-
Loss from continuing operations before income taxes	(1,073,639)	(5,455,634)	(10,186,512)	(22,577,393)

Income tax provision	(13,898)	(598,000)	(45,721)	(598,000)

Net loss from continuing operations	(1,087,537)	(6,053,634)	(10,232,233)	(23,175,393)

Net income from discontinued operations	21,030,505	1,426,807	25,852,024	2,315,252

Net income (loss)	19,942,968	(4,626,827)	15,619,791	(20,860,141)

Net (loss) income attributable to noncontrolling interests of discontinued operations	(20,697)	311,838	1,265,685	548,875

Net income (loss) attributable to LifeMD, Inc.	19,963,665	(4,938,665)	14,354,106	(21,409,016)

Preferred stock dividends	(776,562)	(776,562)	(3,106,250)	(3,106,250)

Net income (loss) attributable to LifeMD, Inc. common stockholders	$19,187,103	$(5,715,227)	$11,247,856	$(24,515,266)

Basic earnings (loss) per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.04)	$(0.16)	$(0.30)	$(0.64)
Discontinued operations	0.45	0.03	0.54	0.04
Basic earnings (loss) per share	$0.41	$(0.14)	$0.25	$(0.60)

Diluted earnings (loss) per share attributable to LifeMD, Inc. common stockholders
Continuing operations	$(0.04)	$(0.16)	$(0.30)	$(0.64)
Discontinued operations	0.45	0.03	0.54	0.04
Diluted earnings (loss) per share	$0.41	$(0.14)	$0.25	$(0.60)

Weighted average number of common shares outstanding:
Basic	46,773,743	42,205,767	45,129,617	41,196,292
Diluted	46,773,743	42,205,767	45,129,617	41,196,292

LIFEMD, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$19,942,968	$(4,626,827)	$15,619,791	$(20,860,141)
Less: Net income from discontinued operations	21,030,505	1,426,807	25,852,024	2,315,252
Net loss from continuing operations	(1,087,537)	(6,053,634)	(10,232,233)	(23,175,393)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Amortization of debt discount	-	100,444	234,369	401,775
Amortization of capitalized software	1,636,200	1,481,039	6,348,932	5,696,865
Amortization of intangibles	31,918	6,666	94,002	26,667
Accretion of consideration payable	-	-	-	13,644
Depreciation of fixed assets	281,609	159,380	865,524	465,830
Write-down of inventory	-	675,669	-	675,669
Loss on debt extinguishment	-	-	1,155,851	-
Noncash operating lease expense	217,495	220,622	960,702	672,983
Stock compensation expense	2,655,143	3,104,956	10,496,321	12,234,797

Changes in Assets and Liabilities
Accounts receivable	(363,895)	661,327	1,150,536	(4,487,546)
Product deposit	50,301	95,992	(279,454)	445,087
Inventory	658,806	(827,584)	23,782	(713,095)
Other current assets	915,702	(121,682)	357,463	(2,270,374)
Operating lease liabilities	(103,449)	(13,780)	(275,290)	(381,189)
Deferred revenue	(1,340,226)	(933,283)	(6,290,081)	9,826,219
Accounts payable	(651,595)	1,043,605	3,244,483	4,176,113
Accrued expenses	(4,998,738)	662,521	(5,782,603)	10,755,261
Net cash (used in) provided by operating activities of continuing operations	(2,098,266)	262,258	2,072,304	14,363,313
Net cash (used in) provided by operating activities of discontinued operations	(1,182,257)	811,043	6,207,871	3,149,877
Net cash (used in) provided by operating activities	(3,280,523)	1,073,301	8,280,175	17,513,190

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(1,763,287)	(1,601,100)	(7,647,959)	(6,738,742)
Purchase of equipment	(190,704)	(212,287)	(1,870,668)	(1,463,357)
Net cash used in investing activities of continuing operations	(1,953,991)	(1,813,387)	(9,518,627)	(8,202,099)
Net cash provided by (used in) investing activities of discontinued operations	19,023,623	(907,340)	16,426,858	(3,334,219)
Net cash provided by (used in) investing activities	17,069,632	(2,720,727)	6,908,231	(11,536,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt instruments	-	-	(18,719,721)	-
Sale of common stock under ATM, net	-	-	8,721,717	-
Repayment of notes payable, net of prepayment penalty	-	-	-	(327,597)
Cash proceeds from exercise of warrants	-	-	464,950	-
Cash proceeds from exercise of options	-	12,499	5,950	120,312
Preferred stock dividends	(776,562)	(776,562)	(3,106,250)	(3,106,250)
Net cash used in financing activities of continuing operations	(776,562)	(764,063)	(12,633,354)	(3,313,535)
Net cash used in financing activities of discontinued operations	(12,000)	(170,840)	(773,658)	(805,138)
Net cash used in financing activities	(788,562)	(934,903)	(13,407,012)	(4,118,673)

Net increase (decrease) in cash	13,000,547	(2,582,329)	1,781,394	1,858,199
Cash at beginning of period	23,785,771	37,587,253	35,004,924	33,146,725
Cash at end of year	36,786,318	35,004,924	36,786,318	35,004,924
Less: Cash of discontinued operations at end of year	-	2,353,123	-	2,353,123
Cash of continuing operations at end of year	$36,786,318	$32,651,801	$36,786,318	$32,651,801

Cash paid for interest and taxes
Cash paid during the period for interest	$-	$614,993	$1,461,032	$2,528,042
Cash paid during the period for taxes	$184,791	$16,035	$667,262	$214,211

Non-cash investing and financing activities:
Cashless exercise of options	$-	$-	$1,315	$5,127
Cashless exercise of warrants	$-	$-	$3,901	$16,305
Stock issued for debt conversion	$-	$-	$1,000,000	$-
Stock issued for asset acquisition	$-	$-	$303,000	$-
Stock issued for noncontingent consideration payments	$-	$-	$-	$642,000
Operating lease liabilities arising from obtaining right of use assets	$-	$(102,618)	$-	$6,372,148

About the Use of Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as net income (loss) attributable to LifeMD, Inc. common stockholders before interest, taxes, depreciation, amortization, accretion, financing transaction expense, non-controlling interests of discontinued operations, extraordinary litigation costs, loss on debt extinguishment, dividends, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses, stock-based compensation expense and net income from discontinued operations. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to LifeMD, Inc. common stockholders, its most directly comparable GAAP financial measure.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Net Income (Loss) Attributable to LifeMD, Inc. Common Stockholders to Adjusted EBITDA

(in whole numbers, unaudited)

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to LifeMD, Inc. common stockholders	$19,187,103	$(5,715,227)	$11,247,856	$(24,515,266)

Interest (income) expense (excluding amortization of debt discount)	(24,079)	510,510	1,126,598	1,773,630
Depreciation, amortization and accretion expense	1,949,727	1,647,085	7,308,458	6,203,006
Amortization of debt discount	-	100,444	234,369	401,775
Loss on debt extinguishment	-	-	1,155,851	-
Financing transactions expense	36,716	13,125	134,415	336,497
Litigation costs (a)	573,894	376,030	2,273,355	1,698,531
Severance costs	266,863	-	369,280	1,142,068
Acquisitions expenses	211,836	537,662	1,995,042	537,662
Insurance acceptance readiness	-	92,661	183,330	1,454,298
Sarbanes Oxley readiness	-	134,891	-	521,361
Taxes	176,925	598,000	208,748	598,000
Preferred stock dividends	776,562	776,562	3,106,250	3,106,250
Stock compensation expense	2,655,143	3,104,956	10,496,321	12,234,797
Net income from discontinued operations	(21,030,505)	(1,426,807)	(25,852,024)	(2,315,252)
Net (loss) income attributable to noncontrolling interests of discontinued operations	(20,697)	311,838	1,265,685	548,875

Adjusted EBITDA	$4,759,487	$1,061,729	$15,253,533	$3,726,231

(a) For the fourth quarter and year ended December 31, 2025 and 2024, the Company included costs related to: (1) a class action complaint  captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, (2) a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), both disclosed in the Company’s Form 10-K for the year ended December 31, 2025, filed on March 9, 2026, and (3) a heavily negotiated executive separation agreement.

# # #